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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 30, 2001
                                                  --------------


                          The Williams Companies, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware              1-4174                73-0569878
       ----------------      --------------        -------------------
       (State or other        (Commission           (I.R.S. Employer
        jurisdiction of       File Number)         Identification No.)
                             incorporation)



                   One Williams Center, Tulsa, Oklahoma   74172
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              (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         The Williams Companies, Inc., (the "Company") announced that its Board of Directors has approved a tax-free spin-off of the Company's communications business to its shareholders. On April 23, the Company will distribute approximately 400 million shares, or about 95 percent of the shares of Williams Communications Group, Inc. ("WCG") common stock that it currently owns, to holders of the Company's common shares of record on April 9. Immediately prior to the spin-off, the shares of WCG Class B stock held by the Company will be converted into shares of WCG Class A stock, which will be distributed to the Company's shareholders at the time of the spin-off. The Company anticipates mailing an information statement about the spin-off to shareholders on or about April 12, 2001.

         With respect to shares of WCG's common stock that the Company will retain, the Company has committed to the Internal Revenue Service to dispose of all of the WCG stock that it retains as soon as market conditions allow, but in no event longer than five years after the spin-off. The Company has agreed to notify WCG of its intent to pursue a sale of WCG stock. In reaching any determination as to market conditions for such sale of WCG stock, the Company and WCG will consult, taking into consideration in the determination of market conditions any plans of WCG to issue equity or debt and, on advice of experts, the likely impact of such issuance on market conditions for the sale of the WCG stock held by the Company. The Company has also agreed to utilize a financial advisor reasonably acceptable to WCG for any sales of WCG stock owned by the Company within three years of the spin-off.

         In addition, the Company and WCG have agreed to enter into an agreement to restrict the Company's ability to dispose of any of the retained WCG stock for a period not to exceed three years, provided the Company is able to secure a ruling from the Internal Revenue Service that such a limitation is not inconsistent with any ruling issued to the Company regarding the tax-free treatment of the spin-off of WCG.



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Item 7.   Financial Statements and Exhibits.

          The Company files the following exhibit as part of this report:

          Exhibit 99. Copy of the Company's press release, dated March 30, 2001, publicly announcing the information reported herein.


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             THE WILLIAMS COMPANIES, INC.




Date: March 30, 2001                          /s/ Suzanne H. Costin
                                              ---------------------------------
                                                  Name:  Suzanne H. Costin
                                                  Title: Corporate Secretary




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                                 EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
 99          Copy of the Company's press release, dated March 30, 2001, publicly announcing the information reported herein.